UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2026

Clean Energy Technologies, Inc.

(Exact name of registrant as specified in its charter)

001-41654	20-2675800
(Commission File Number)	(IRS Employer Identification Number)

1340 Reynolds Avenue, Unit 120 Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 273-4990

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	CETY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 21, 2026, the Board of Directors (the “Board”) of Clean Energy Technologies, Inc. (the “Company”) appointed Ruoxin (Skyler) Wang and Zhang Zhixiang as members of the Board, and they accepted their appointments as directors.

Mr. Zhang, age 58, graduated from the Central University of Finance and Economics in Beijing, China, with a Bachelor of Economics degree. Mr. Zhang previously worked at the Beijing Branch of the Industrial and Commercial Bank of China, the Head Office of China Everbright Bank, and China Haohua Chemical (Group) Co., Ltd., where he served as General Manager of Haohua Asset Management Co., Ltd., among other positions. Mr. Zhang joined China Ruifeng New Energy Holdings Limited in 2005, and he has served as its Chief Executive Officer since 2010. Mr. Zhang previously served as a director of Lion Group Holding Ltd. from June 2020 through September 2025.

Ms. Wang, age 36, is a seasoned investment professional with over a decade of institutional experience. She personally managed a large portfolio of assets on behalf of a client base that included major U.S. family offices, one of the largest sports foundations in the United States, ultra-high-net-worth individuals, and Nasdaq/NYSE-listed corporations. Her expertise spans portfolio construction across equities, fixed income, and alternative assets, as well as trust structuring, family wealth management, and both primary and secondary market investments. Ms. Wang currently serves as Sole Global Representative of the Art Coin Rock (R-ART) Digital Platform under RockArt Group, appointed by the Rockefeller Family Non-Profit Cultural Foundation to lead the global strategy, investor relations, and commercialization of the Rockefeller Collection—a diversified portfolio of Old Masters, modern and contemporary artworks, rare artifacts, sculptures, and digital creative assets. Beyond RockArt Group, Ms. Wang serves as Vice President of the Global M&A Association and Head of Global Investor Relations for the Rockefeller Collection Digital Platform, she was Financial Advisor for Merrill Lynch from approximately October 2022 to March 2025, she was a Private Financial Advisor at JP Morgan Chase & Co. from 2019 through October 2022, and she has been the President of Rock Skyline LLC since December 2025. Ms. Wang received her degree in Finance from Shenyang Normal/Peking University.

Skyler Wang will qualify as an “independent director” under Nasdaq’s listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

CLEAN ENERGY TECHNOLOGIES, INC.

Dated: June 30, 2026	By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer